Exhibit 23.2
Consent of Independent Accounting Firm
U.S. Wireless Data, Inc.
San Jose, California
     We hereby consent to the inclusion in this Form 8-K filed by U.S. Wireless Data, Inc. of our report dated May 5, 2006 on the consolidated financial statements of Capital Telecommunications, Inc.

/s/ BEARD MILLER COMPANY LLP

York, Pennsylvania
March 26, 2007